UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                             ----------------

                                 FORM 8-K
                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                               May 10, 2011

                             ----------------

                         WERNER ENTERPRISES, INC.
          (Exact name of registrant as specified in its charter)


     NEBRASKA                       0-14690                      47-0648386
(State or other jurisdiction of  (Commission File             (IRS Employer
incorporation)                        Number)           Identification No.)


14507 FRONTIER ROAD
POST OFFICE BOX 45308
OMAHA, NEBRASKA                                                       68145
(Address of principal                                            (Zip Code)
executive offices)

    Registrant's telephone number, including area code:  (402) 895-6640


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  Departure of Director.
     ---------------------

On May 10, 2011, Mr. Gerald H. Timmerman, a Class I director whose term of office expires at the 2013 Annual Meeting, retired from the Werner Enterprises, Inc. (the "Company") Board of Directors (the "Board"). There were no disagreements between Mr. Timmerman and the Company relating to the Company's operations, policies or practices. Mr. Timmerman was an independent director who served on the Audit Committee, the Compensation Committee and was Chair of the Nominating and Corporate Governance Committee.

(d)  Election of Director.
     --------------------

On May 10, 2011, the Nominating and Corporate Governance Committee nominated Dwaine J. Peetz, Jr., M.D., as a director candidate to fill the vacant position on the Board created by Mr. Timmerman's retirement. In accordance with the By-Laws of the Company, the Board then voted to appoint Dr. Peetz as a member of the Company's Board effective May 10, 2011. In connection with this appointment, the Board also named Dr. Peetz a member of the following Board committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board has determined that Dr. Peetz is independent pursuant to SEC rules and the listing standards adopted by NASDAQ; therefore, he will receive the same compensation package as received by the other independent directors on the Company's Board. This package provides for an annual retainer (paid in quarterly installments) of $15,000 per year for service on the Board and a fee of $2,000 per meeting for each Board meeting and for each committee meeting not held on the same day as a Board meeting. Dr. Peetz was recommended by Mr. Clarence L. Werner for consideration by the Nominating and Corporate Governance Committee and the Board to fill this vacancy. There are no arrangements or understandings between Dr. Peetz and any other persons pursuant to which Dr. Peetz was selected as a director.

During 2011, the Company has purchased six vehicles with an aggregate cost of $153,210 from an automobile dealership in which the wife of Dr. Peetz and members of her immediate family have ownership interests. During 2010, the Company purchased 11 vehicles from this entity with an aggregate cost of $423,530. This entity is one of four automobile dealers from which the Company routinely purchases vehicles in the ordinary course of business and is neither the Company's exclusive nor primary vehicle supplier. These transactions between this entity and the Company are ongoing and are expected to continue during 2011. The Company believes the vehicle purchase prices are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

(e)  Compensation Arrangement of Named Executive Officers.
     ----------------------------------------------------

On May 10, 2011, in connection with the appointment of Mr. Clarence L. Werner to Chairman Emeritus and his continued employment with the Company in such capacity, the Compensation Committee of the Company's Board approved a $355,000 decrease to the base salary for Mr. Clarence L. Werner. Mr. Clarence L. Werner's base salary will be $360,000 per year. Additionally, the Compensation Committee determined that Mr. Clarence L. Werner would not be eligible for performance-based compensation awarded under the Company's discretionary annual cash bonus program and would be eligible for the executive perquisites previously available to him. Mr. Clarence L. Werner will continue to serve as a member of the Company's Board.

On May 10, 2011, the Compensation Committee approved a $150,000 increase to Mr. Gary Werner's base salary, in connection with his promotion to Chairman, and a $100,000 increase to Mr. Derek Leathers' base salary, in connection with his promotion to President. Mr. Gary Werner's base salary will be $505,000 per year, and Mr. Leathers' base salary will be $519,000 per year.

All such compensation changes were made effective immediately, as approved by the Compensation Committee.



                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WERNER ENTERPRISES, INC.


Date:      May 13, 2011                 By:  /s/ John J. Steele
          ------------------                 ------------------------------
                                             John J. Steele
                                             Executive Vice President,
                                              Treasurer and Chief
                                              Financial Officer


Date:      May 13, 2011                 By:  /s/ James L. Johnson
          ------------------                 ------------------------------
                                             James L. Johnson
                                             Executive Vice President,
                                              Chief Accounting Officer and
                                              Corporate Secretary